Exhibit 3.16

GLIMCHER REALTY TRUST
AMENDED AND RESTATED BYLAWS

ARTICLE I
OFFICES

Section 1.     PRINCIPAL OFFICE.     The principal office of Glimcher Realty Trust (the "Trust" or "Company") in the State of Maryland shall be located at such place as the Company’s Board of Trustees (the "Board") may designate from time to time.

Section 2.     ADDITIONAL OFFICES.     The Trust may have additional offices, including a principal executive office, at such places as the Board may from time to time determine or the business of the Trust may require.

ARTICLE II
SHAREHOLDER MEETINGS

Section 1.     PLACE.     All meetings of shareholders of the Trust shall be held at the principal executive office of the Trust or at such other place or places as shall be stated in the notice(s) of the meeting.

Section 2.     ANNUAL MEETING.     An annual meeting of the Trust’s shareholders for the election of person(s) to serve as trustees on the Board (the "Trustee" or "Trustees") and the transaction of any business within the powers of the Trust shall be held during the second calendar quarter of each year, after issuance of the annual report referred to in Section 11(a) of this Article II, in a manner or at a location permitted under these Bylaws, as amended (the "Bylaws"), and, on proper notice, at a date and time set by the Board.  Failure to hold an annual meeting does not invalidate the Trust's existence or affect any otherwise valid act of the Trust.

Section 3.     SPECIAL MEETINGS.

(a) General.  The Chairman of the Board, President, Chief Executive Officer, or the Board may call a special meeting of the shareholders.  Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the Secretary of the Trust upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(b) Shareholder Requested Special Meetings.  (1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board to fix a record date to determine the shareholders entitled to request a special meeting (the "Request Record Date").  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder that must be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Upon receiving the Record Date Request Notice, the Board may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business for the Company on the date on which the resolution fixing the Request Record Date is adopted by the Board.  If the Board, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2)  In order for any shareholder to request a special meeting, one (1) or more written requests for a special meeting signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Trust’s Secretary.  In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Trust’s Secretary), (b) shall bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) shall set forth the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of beneficial interest of the Trust which are owned by each such shareholder, and nominee holder for, and number of, shares owned by such shareholder beneficially but not of record, (d) shall be sent to the Trust’s Secretary by registered mail, return receipt requested, and (e) shall be received by the Trust’s Secretary within sixty (60) days after the Request Record Date.  Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Trust’s Secretary.

(3)  The Secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust's proxy materials).  The Secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives full payment of such reasonably estimated cost, prior to the mailing of any notice of the meeting.

(4)  Except as provided in the next sentence hereof, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, Chief Executive Officer, President, or the Board.  In the case of any special meeting called by the Trust’s Secretary upon the request of shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Eastern time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board fails to designate a place for a Shareholder Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Trust.  In fixing a date for any special meeting, the Chairman of the Board, Chief Executive Officer, President, or the Board may consider such factors as he, she, or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting, and any plan of the Board to call an annual meeting or a special meeting.  In the case of any Shareholder Requested Meeting, if the Board fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business for the Company on the 30th day after the Delivery Date shall be the Meeting Record Date.  The Board may revoke the notice for any Shareholder Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5)    If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date entitled to cast less than the Special Meeting Percentage have delivered and not revoked the Special Meeting Request then the Secretary shall:

(i)
revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting, provided that if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a Special Meeting Request; or

(ii)
revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting, provided that if the notice of meeting has been mailed and if the Secretary first sends to all requesting shareholders who have not revoked the Special Meeting Request: (A) a written notice of any revocation of the Special Meeting Request and (B) written notice of the Secretary's intention to revoke the notice of the meeting.

Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)  The Chairman of the Board, Chief Executive Officer, President, or the Board may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days (defined below) after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of beneficial interest that would be entitled to vote at such meeting.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)     For purposes of these Bylaws, "Business Day" or "Business Days" shall mean any day or days other than a Saturday, a Sunday or a day or days on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

Section 4.     NOTICE.     Not less than ten (10) nor more than ninety (90) days before each meeting of shareholders, the Trust’s Secretary shall issue or make available to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by such means as are permitted by Maryland law.  If the notice is delivered via mail, such notice shall be deemed to be given when deposited in the United States mail or delivered to the mailing or delivery service and addressed to the shareholder at such person’s post office address as it appears on the records of the Trust, with postage thereon prepaid.

Section 5.     SCOPE OF NOTICE.     Subject to Section 12(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

Section 6.     QUORUM.     At any meeting of shareholders, the presence, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum.  If, however, such quorum shall not be present at any meeting of the shareholders, the chairman of the meeting (as such position is described and defined in Section 16 of this Article II)  shall have the power to adjourn the meeting from time to time to a date not more than one hundred and twenty (120) days after the original record date of such meeting without notice other than announcement of such adjournment at the meeting. If an adjourned meeting is resumed and a quorum is present, any business may be transacted which may have been transacted at the meeting as originally notified.

The shareholders present at a meeting which has been duly called and convened and at which a quorum was present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders during the meeting to leave less than a quorum.

Section 7.     VOTING.     A plurality of all the votes cast at a meeting of the Trust’s shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee.  Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted.  A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Company’s Declaration of Trust as amended or supplemented from time to time (the "Declaration of Trust").  Unless otherwise provided in the Declaration of Trust, each outstanding share of beneficial interest, regardless of class or rank, shall be entitled to one vote on each matter submitted to a vote at a duly convened meeting of shareholders.

Section 8.     PROXIES.     A shareholder may vote the shares of beneficial interest owned of record by the shareholder, either in person or by proxy, executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be submitted to the Trust’s Secretary, or a duly authorized agent thereof, before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 9.     VOTING OF SHARES BY CERTAIN HOLDERS.     Shares of beneficial interest registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the President or a Vice President, a general partner, managing member, or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless prior to voting some other person, who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors (or analogous body) of such corporation or other entity or agreement of the partners of a partnership or members of a limited liability company, present a certified copy of such bylaw, resolution or agreement to the Trust’s Secretary, or a duly authorized agent thereof, in which case such person may vote such shares.  Any trustee or other fiduciary may vote shares of beneficial interest registered in his or her name as such fiduciary, either in person or by proxy.

Shares of beneficial interest of the Trust directly or indirectly owned by the Trust shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by the Trust in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder.  The resolution shall set forth the: (a) class of shareholders who may make the certification, (b) purpose for which the certification may be made and (c) form of certification and the information to be contained in it.  If the certification is with respect to a record date or closing of the share transfer books, then the resolution shall set forth the time after the record date or closing of the share transfer books within which the certification must be received by the Trust as well as any other provisions with respect to the procedure which the Board considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares of beneficial interest in place of the shareholder who makes the certification.

Section 10.    INSPECTIONS.  At any duly convened meeting of shareholders, the chairman of the meeting may appoint one or more persons or entities as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by such person (or a duly authorized agent) or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence of the occurrence of such meeting.

Section 11.    REPORTS TO SHAREHOLDERS.

(a) The Board shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Trust during the preceding fiscal year, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant, and such further information as the Board may determine is required pursuant to any law or regulation to which the Trust is subject.  Within the earlier of twenty (20) days after the annual meeting of shareholders or one hundred and twenty (120) days after the end of the fiscal year of the Trust, the Board shall place the annual report on file at the principal executive office of the Trust and with any governmental agencies as may be required by law and as the Board may deem appropriate.

 (b) Unless otherwise required by law, regulation or governmental decree, no later than forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year, the Board shall make available an interim report to the shareholders containing unaudited financial statements for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, and such further information as the Board may determine is required pursuant to any law or regulation to which the Trust is subject.

Section 12.    NOMINATIONS AND PROPOSALS BY SHAREHOLDERS.

(a)  Annual Meetings of Shareholders.  (1) Nominations of individuals for election to the Board and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board, or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice by the shareholder provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 12(a).

(2)   For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by the shareholders.  To be timely, a shareholder's notice shall set forth all information required under this Section 12 and shall be delivered to the Trust’s Secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than on the later of 5:00 p.m., Eastern Time, of the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder's notice as in Section 3(b) of this Article II.  Such shareholder's notice shall set forth (i) as to each individual whom the shareholder proposes to nominate for election or reelection as a Trustee (A) the name, age, business address and residence address of such individual, (B) the class, series, rank, and number of any shares of beneficial interest of the Trust that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder and the Shareholder Associated Person therefrom; (iii) as to the shareholder giving the notice and any Shareholder Associated Person, (A) the class, series, rank and number of all shares of beneficial interest of the Trust which are owned by such shareholder and by such  Shareholder Associated Person, if any, (B) the nominee holder for, and number of, shares owned beneficially but not of record by such shareholder and by any such Shareholder Associated Person, (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase the voting power of, such shareholder or any such Shareholder Associated Person with respect to any share beneficial interest of the Trust (collectively, "Hedging Activities") and (D) a general description of whether and the extent to which such shareholder or such Shareholder Associated Person has engaged in Hedging Activities with respect to shares of stock or other equity interests of any other company; (iv)  as to the shareholder giving the notice and any Shareholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 12(a), the name and address of such shareholder, as they appear on the Trust's share ledger and current name and address, if different, and of such Shareholder Associated Person; and (v) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such shareholder's notice.

(3)    Notwithstanding anything in this subsection (a) of this Section 12 to the contrary, in the event the Board increases or decreases the maximum or minimum number of Trustees in accordance with Article III, Section 2 of these Bylaws, and there is no public announcement of such action at least one hundred and thirty (130) days prior to the first anniversary of the date of mailing of the notice of the preceding year's annual meeting, a shareholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Trust.

(4)    For purposes of this Section 12, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares beneficial interest of the Trust owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

(b)    Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board or (iii) provided that the Board has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b).  In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board, any such shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust's notice of meeting, if the shareholder's notice required by paragraph (a)(2) of this Section 12 shall be delivered to the Trust’s Secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder's notice as described above.

(c)    General.  (1)  If information submitted pursuant to this Section 12 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 12.  Upon written request by the Secretary or the Board or any committee thereof, any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board or any committee thereof or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 12.  If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 12.

(2)    Only such individuals who are nominated in accordance with this Section 12 shall be eligible to be nominated for election to the Board by the shareholders, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 12.  The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12.

(3)    For purposes of this Section 12, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for the preceding year's annual meeting of shareholders and (b) "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act.

(4)    Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12.  Nothing in this Section 12 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 13.    SHAREHOLDER CONSENT IN LIEU OF A MEETING.     Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed with the minutes of proceedings of the shareholders.

Section 14.    VOTING BY BALLOT.     Voting on any question or in any election may be by live voice unless the chairman of the meeting shall order that voting be by written ballot.

Section 15.    CONTROL SHARE ACQUISITION ACT.     Notwithstanding any other provision of the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust.

Section 16.    ORGANIZATION AND CONDUCT.     Every meeting of shareholders shall be conducted by an individual appointed by the Board to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting:  the Vice Chairman of the Board, if there is one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy.  The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as Secretary.  In the event that the Secretary presides at a meeting of the shareholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) recessing or adjourning the meeting to a later date and time and place announced at the meeting and (i) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III
BOARD OF TRUSTEES

Section 1.      GENERAL POWERS.     The business and affairs of the Trust shall be managed under the direction of the Board.

Section 2.     NUMBER, TENURE AND QUALIFICATIONS.     At any regular meeting or at any special meeting called for that purpose, a majority of the Board may establish, increase or decrease the number of Trustees, provided that the number thereof shall never be less than two (2), nor more than fifteen (15), and further provided that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees.

The Board shall consist of such persons, subject to the provisions herein, duly elected and qualified to serve as Trustees.  A person is eligible to be nominated and elected as a Trustee once such person reaches the age of twenty-one (21) years of age, is not under or subject to a legal disability.

Section 3.     ANNUAL MEETING.     An annual meeting of the Board shall be held immediately after the annual meeting of shareholders and at the same location as the annual meeting of shareholders, unless the Board determines by resolution or otherwise, another time or location for the Board’s annual meeting.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board. No notice of the annual meeting of the Board other than this Bylaw is necessary.  The Board may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board without any notice other than such resolution or other form of communication.

Section 4.     SPECIAL MEETINGS AND REGULAR MEETINGS.     Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Trust’s President, or by a majority of the Trustees.  The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board called by them.  The Board may provide, by resolution, the time and place for the holding of regular meetings of the Board without any notice other than such resolution.  The Board shall keep minutes of its proceedings.

Section 5.      NOTICE.     Except as otherwise stated in this Section 5, notice of any special meeting of the Board shall be delivered personally or by telephone, facsimile, or courier or mailed (including United States mail and electronic mail) to each Trustee at such person’s business or residence address or communicated to such Trustee by telephone. Personally delivered notices or notices given by telephone, facsimile or electronic mail shall be given at least twenty-four (24) hours prior to the meeting date.  Notice by United States mail shall be given at least three (3) Business Days prior to the meeting.  Notice by courier shall be given at least two (2) Business Days prior to the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  If given by facsimile such notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee.  Telephonic notice shall be deemed given when the Trustee or his or her agent is personally given such notice in a telephone call to which such Trustee or his or her agent is a party.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice unless specifically required by statute or these Bylaws.

Section 6.     QUORUM.     A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting of the Board, provided that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of Trustees is required for action to be taken at such meeting, a quorum shall also include a majority of such group.  If a quorum is not present, a majority of the Trustees present at such meeting may adjourn the meeting from time to time without further notice.

The Trustees present at a meeting which has been duly called and convened and at which a quorum was present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees during the meeting to leave less than a quorum.

Section 7.     VOTING.     The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.  If enough Trustees have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 8.     TELEPHONE MEETINGS.     Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.     TRUSTEE CONSENT IN LIEU OF A MEETING.     Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed or sent by each Trustee and such writing or electronic transmission is filed with the minutes of proceedings of the Board.

Section 10.    VACANCIES.     If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust, affect these Bylaws, or the powers of the remaining Trustees hereunder (even if fewer than two Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) may be filled at any annual or regular meeting or at any special meeting called for that purpose, by a majority of the Trustees.  Unless otherwise required by applicable law, these Bylaws or the Declaration of Trust, any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he or she is replacing.

Section 11.    COMPENSATION.     Trustees shall not receive any stated sum for their services as Trustees, unless the Board (or a duly authorized committee thereof), by resolution, fixes sums that Trustees may receive per year and/or per meeting and/or per visit of real property to be acquired or then owned by the Trust, other facilities owned or leased by the Trust and for any service or activity such Trustee performs or engages in as a Trustee.  The compensation paid to Trustees may be in the form of cash or non-cash payments or a combination of either.  Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board or of any committee thereof; and for such person’s expenses if any, in connection with each property visit and any other service or activity such Trustee performs or engages in as Trustee; but nothing herein contained shall be construed to preclude any Trustees serving the Trust in any other capacity and receiving compensation therefor.

Section 12.    REMOVAL OR RESIGNATION OF TRUSTEES.     The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.  Any Trustee may resign as Trustee in the manner provided in the Declaration of Trust.

Section 13.    LOSS OF DEPOSITS.     No Trustee shall be liable for any loss that may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares of beneficial interest have been deposited by the Trust or any affiliate.

Section 14.    SURETY BONDS.     Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 15.    RELIANCE.     Each Trustee, officer, employee and agent of the Trust shall, in the performance of such person’s duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 16.    CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS.     A Trustee shall have no responsibility to devote his or her full time to the affairs of the Trust.  Any Trustee or officer, employee or agent of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Trust, provided such activity is not in violation of applicable law, regulation or rule.

Section 17.    RATIFICATION.     Any transaction questioned in any shareholders’ derivative proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified, before or after judgment, by the Board, a duly authorized committee of the Board or, if submitted to the shareholders by the Board, the shareholders; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Company and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

Section 18.    CHAIRMAN AND VICE CHAIRMAN OF THE BOARD.     The Board may elect a Chairman of the Board or Vice Chairman of the Board from among the Trustees.  The Chairman of the Board, if there is one, shall preside over meetings of the Board.  The Chairman of the Board may also preside over meetings of the shareholders of the Trust. The Chairman of the Board or Vice Chairman of the Board may be removed or replaced, solely as Chairman of the Board or Vice Chairman of the Board, by a majority vote of the other Trustees at any time and without notice to such person.  The Chairman of the Board or Vice Chairman of the Board may resign at any time effective upon execution and delivery of written notice to the Chief Executive Officer, President, or the Secretary or upon any future date specified in such notice, provided that such notice shall not constitute resignation as a Trustee unless specifically so stated.  If the Chairman of the Board is not present at a meeting of the Board or the shareholders, the Vice Chairman of the Board, if there is one, shall preside.  In addition to the powers and duties stated in this section, the Chairman of the Board and the Vice Chairman of the Board shall have such other powers and perform such other duties as determined by the Board.

ARTICLE IV
COMMITTEES

Section 1.     NUMBER, PURPOSE, AND QUALIFICATIONS.     The Board shall appoint from among its members such committees, determined to be necessary by the Board or required by applicable law or rule, composed of one or more Trustees, and who are qualified for such service as required by prevailing law or rule, to serve at the pleasure of the Board.

Section 2.     POWERS.     The Board may delegate to committees appointed under Section 1 of this Article any of the powers of the Board, except as prohibited by applicable law or rule.

Section 3.     MEETINGS.     The chairman of a committee of the Board or a majority of its members may, by resolution or otherwise, provide for the time and place for meetings of the committee.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board described herein.  Each committee shall keep minutes of its proceedings.

Section 4.     QUORUM.     A majority of the Trustees duly appointed and serving on a respective committee shall constitute a quorum for transaction of business at any meeting of such committee, provided that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of Trustees on such committee is required for action to be taken at such meeting, a quorum shall also include a majority of such group. If a quorum is not present, a majority of the Trustees present at such meeting may adjourn the meeting from time to time without further notice. The Board may designate a chairman of any committee, and such chairman or, if there is no such chairman, any two members of the committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide.  If any member of a committee is not present at a meeting of the committee, the other members serving on the committee thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member, provided such appointment or service by such member of the committee is not in violation of any applicable law or rule.  The members of a committee present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough members of the committee during the committee meeting to leave less than a quorum.

Section 5.     VOTING.     The action of a majority of the members present at a committee meeting at which a quorum is present shall be the action of the committee, unless the concurrence of a greater proportion is required for such action by any applicable law or rule.

Section 6.     TELEPHONE MEETINGS.     Members of a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 7.     CONSENT BY COMMITTEES.     Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting, if each member of the committee signs a consent in writing or by electronic transmission to such action and such writing or electronic transmission is filed with the minutes of proceedings of such committee.

Section 8.     VACANCIES.     Subject to the provisions hereof, the Board shall have the power at any time to change the members of a committee, to fill all vacancies, to designate alternate members to serve a committee, to replace any absent or disqualified members appointed to serve on a committee or to dissolve any committee, provided such appointment or service by such Trustee is not in violation of any applicable law or rule.

ARTICLE V
OFFICERS

Section 1.     GENERAL PROVISIONS.     The officers of the Trust shall consist of a President, Treasurer and a Secretary.  The Board may designate a person to serve as the Chief Executive Officer of the Trust. The Board may also elect one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries. The Board may designate one or more Vice Presidents as executive or senior Vice President or as Vice President for particular areas of responsibility.  In addition, the Board may from time to time elect such other officers with such powers and duties as it shall determine and may delegate to any officers of the Trust the power to appoint such other officers with such powers and duties as determined by the appointing officer.  Each officer shall serve until such officer’s successor is elected or appointed and qualifies or until the officer’s death, resignation or removal in the manner hereinafter provided.  The same person may hold any two or more offices except President and Vice President.  Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2.     REMOVAL AND RESIGNATION.     Any officer or agent of the Trust may be removed, with or without cause, by the Board if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Trust may resign at any time by giving written notice of such resignation to the Board, the Chairman of the Board, the President, or the Secretary.  Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3.     VACANCIES.     A vacancy in any office may be filled by the Board or by the officer who appointed that officer for the balance of the remaining term of such office.

Section 4.     CHIEF EXECUTIVE OFFICER.     The Board may designate a Chief Executive Officer.  The Chief Executive Officer may from time to time appoint one or more (non-Executive or non-Senior) Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers, provided such appointment is not in violation of any applicable law, regulation or rule.  The Chief Executive Officer shall have responsibility for implementation of the policies of the Trust, as determined by the Board, and for the management of the business and affairs of the Trust.  He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board from time to time.

Section 5.     CHIEF OPERATING OFFICER.     The Board may designate a Chief Operating Officer.  The Chief Operating Officer will have the responsibilities and duties as determined by the Board or the Chief Executive Officer.

Section 6.     CHIEF FINANCIAL OFFICER.    The Board may designate a Chief Financial Officer.  The Chief Financial Officer will have the responsibilities and duties as determined by the Board or the Chief Executive Officer.

Section 7.     PRESIDENT.     If both the Chairman of the Board and the Vice Chairman of the Board are not present at a meeting of the Board or the shareholders, the Trust’s President shall preside over such meeting.  In the absence of a designation of a Chief Executive Officer by the Board, the President shall be the Chief Executive Officer of the Trust.  In the absence of a designation of a Chief Operating Officer by the Board, the President shall be the Chief Operating Officer.  The President may from time to time appoint one or more (non-Executive or non-Senior) Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers, provided such appointment is not in violation of any applicable law, regulation or rule.  The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.

Section 8.     VICE PRESIDENTS.     In the absence of the President, or in the event of a vacancy in such office, the Vice President shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such person by the President, Chief Executive Officer, or by the Board.  If there is more than one Vice President, the Board shall determine which one of the Vice Presidents shall perform any of such duties or exercise any of such functions so exercised or performed by the President.  If such determination is not made by the Board, then the Chief Executive Officer or, if able, the President may make such determination; otherwise such determination shall be made as follows:  (a) the Vice Presidents in order of tenure serving as an elected officer of the Trust or, if length of tenure cannot be established, then (b) the Vice Presidents, elected beginning with the latest elected (to any elected office in any previous year) to the most recently elected.

Section 9.     SECRETARY.     The Secretary shall (a) record and be the custodian of the minutes of the proceedings of the shareholders, the Board, and committees of the Board; (b) see that all notices are duly given in accordance with the provisions of these Bylaws, the Declaration of Trust, or as required by law; (c) be custodian of the trust records and of the seal of Trust; (d) ensure that a current register is compiled of the post office address of each of the Trust’s shareholders of record; (e) see that the share transfer books of the Trust are adequately kept and recorded; and (f) in general perform such other duties as from time to time may be assigned to such person by the President or by the Board.

Section 10.   TREASURER.     The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books or other records belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board.  In the absence of a designation of a Chief Financial Officer by the Board, the Treasurer shall be the Chief Financial Officer of the Trust.

The Treasurer shall disburse the funds of the Trust as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President and Trustees, at the regular or special meetings of the Board or whenever they may require it, an account of all such person’s transactions as Treasurer and of the financial condition of the Trust.

If required by the Board, the Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Trust, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in the possession or control of the Treasurer and belonging to the Trust.

Section 11.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.     The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, President, or the Board.  The Assistant Treasurers shall, if required by the Board, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

Section 12.    COMPENSATION.     The Board shall fix the compensation of the officers from time to time and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Trustee.  To the extent permitted by applicable law, rule or regulation, the Board may authorize any officer of the Trust, upon whom the power of appointing officers may have been conferred or any Board committee to fix the compensation of the officers of the Trust.

ARTICLE VI
FINANCE

Section 1.     CONTRACTS.     To the extent permitted by applicable law and except as otherwise provided in the Declaration of Trust or these Bylaws with respect to certificates for shares, the Board, the Executive Committee or another committee of the Board within the scope of its delegated authority may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Board and upon the Trust when authorized or ratified by action of the Board or Executive Committee or such other committee and executed by an authorized person.

Section 2.      CHECKS AND DRAFTS.     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall, unless otherwise provided by resolution of the Board, be signed by the Trust’s Chief Executive Officer, President, or any elected Vice President, and in such manner as shall from time to time be determined by the Board.

Section 3.      DEPOSITS.     All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board, the Chief Executive Officer, the Chief Financial Officer or any other officer designated by the Board may determine.  If the Board fails to designate a depository, then the Chief Executive Officer, President or Treasurer may do so.

ARTICLE VII
SHARES

Section 1.     FORM AND EXECUTION OF CERTIFICATES.     Certificates for shares, evidencing the number of fully paid shares owned by the holder, may be, but are not required to be, issued to each shareholder in such form as shall be approved and authorized by the Board.  Such certificate shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Trust.  The signatures may be either manual, stamped, or facsimile. Such certificates shall be consecutively numbered or labeled; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer or in the stated capacity when it is issued.  Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.  In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

Section 2.     UNCERTIFICATED CERTIFICATES.     The Board may authorize the Trust to issue uncertificated shares for some or all of any or all classes or series of shares of the Trust; provided such resolution shall not apply to issued shares represented by a certificate until the certificate is surrendered to the Trust and the authorization shall not apply to a certificated security issued in exchange for an uncertificated security.  At a reasonable time following issuance or transfer of uncertificated shares of the Trust, the Trust shall send or have sent to the registered shareholder a written notice containing the information that would be required to be set forth or stated on a share certificate in accordance with applicable law. Holders of uncertificated shares that are authorized and issued pursuant to this section shall not have the right to demand that their shares be certificated or to receive a certificate for such shares.  Except as otherwise expressly provided by law or stated herein, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 3.      TRANSFERS.     The Board shall have the power and authority to make such rules and regulations, not inconsistent with applicable law, the Declaration of Trust, or these Bylaws, as it may deem expedient concerning the issue, transfer, and registration of shares of the Trust.

The Trust shall be entitled to treat the holder of record of any share or shares of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class of shares of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 4.     LOST CERTIFICATE.     The Board may direct, or delegate the authority to so direct, a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing the issuance of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or such person’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 5.     CLOSING OF THE TRANSFER BOOKS OR FIXING OF A RECORD DATE.     The Board may set, in advance, a record date for the purpose of (a) determining shareholders entitled to notice of or to vote at any meeting of shareholders, (b) determining shareholders entitled to receive payment of any dividend, (c) the allotment of any other rights, or (d) in order to make a determination of shareholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days, and in the case of a meeting of shareholders not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken.

In lieu of fixing a record date, the Board may provide that the share transfer books shall be closed for a stated period, but not longer than twenty (20) days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days before the date of such meeting.

If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than one hundred and twenty (120) days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 6.     SHARE LEDGER.     The Trust shall maintain at its principal executive office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder of record and the number of shares of each class held by such shareholder.

Section 7.     FRACTIONAL SHARES; ISSUANCE OF UNITS.     The Board may authorize the issuance of fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as it may determine.  Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII
ACCOUNTING YEAR

The Board shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE IX
DIVIDENDS

Section 1.     AUTHORIZATION.     Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized by the Board, subject to applicable law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property, or shares of beneficial interest of the Trust, subject to applicable law and the Declaration of Trust.

 Section 2.    CONTINGENCIES.     Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Board shall determine and the Board may modify or abolish any such reserve.

ARTICLE X
PROHIBITED INVESTMENTS AND ACTIVITIES

Notwithstanding anything to the contrary in the Declaration of Trust, the Trust will not, without the approval of a majority of the disinterested Trustees and as permitted by applicable law, rule, or regulation (1) acquire from or sell to any Trustee, officer or employee of the Trust, any corporation, partnership, joint venture, trust, employee benefit or other enterprise in which a Trustee, officer or employee of the Trust owns more than a one percent interest or any affiliate of any of the foregoing, any of the assets or other property of the Trust, (2) make any loan to or borrow from any of the foregoing persons or entities or (3) engage in any other transaction with any of the foregoing persons or entities.  Each such transaction will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Trust.  Subject to the provisions of the Declaration of Trust, the Board may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

ARTICLE XI
SEAL

Section 1.     SEAL.     The Board may authorize the adoption of a seal by the Trust.  The seal shall have inscribed thereon the name of the Trust.  The Board may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.     AFFIXING SEAL.     Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any applicable law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII
INDEMNIFICATION

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.  The Trust may, with the approval of its Board or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.  The indemnification and payment of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Declaration of Trust of the Trust inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XIII
WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV
AMENDMENT OF BYLAWS

The Board has the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; provided, however, that any amendment to or repeal of the following provisions of these Bylaws shall require the affirmative vote of two-thirds of the entire Board then in office:

Article II, Section 3	Special Meetings
Article II, Section 12	Nominations and Proposals by Shareholders
Article XII	Indemnification
Article XIV	Amendment of Bylaws

ARTICLE XV
MISCELLANEOUS

All references to the Declaration of Trust herein shall include all amendments and supplements thereto.  The invalidity or unenforceability of any provisions of these Bylaws shall not affect the enforceability or validity of any other provisions hereof.

Adopted by the Glimcher Realty
Trust Board of Trustees on: December 7, 2007